Contact:

ARTHUR SPECTOR
Chairman of the Board
Millstream II Acquisition Corporation
(610) 293-2511

FOR IMMEDIATE RELEASE
---------------------

                     MILLSTREAM II ACQUISITION CORPORATION'S
            REMAINING OVER-ALLOTMENT OPTION EXERCISED BY UNDERWRITERS
            ---------------------------------------------------------

         WAYNE, PENNSYLVANIA, January 4, 2005 - Millstream II Acquisition
Corporation (OTC Bulletin Board: MSMAU) announced today that the underwriters for its initial public offering exercised their option to purchase the remaining
500,000 units subject to the underwriters' over-allotment option and purchased such units December 30, 2004. Each unit sold by the Company consisted of one share of common stock and two warrants. The 4,600,000 units sold in the offering, including the 600,000 units subject to the underwriters'
over-allotment option, were sold at an offering price of $6.00 per unit, generating total gross proceeds of $27,600,000 to the Company. EarlyBirdCapital,
Inc. acted as managing underwriter for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 600 Third Avenue,
33rd Floor, New York, New York 10016.

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